Exhibit 99.1

NEWS RELEASE Contact: Mendy Marsh, CFO Phone number: (210) 308-8267 Contact: Jim Fanucchi, Summit IR Group, Inc. Phone number: (408) 404-5400 Email: ir1@globalscape.com

GlobalSCAPE Announces Second Quarter Financial Results

Increases Revenue, Net Income, and Cash

SAN ANTONIO, TEXAS, August 12, 2009– GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure file transfer solutions, today announced financial results for its second quarter of fiscal year 2009, ended June 30, 2009.

Revenue was $4.7 million, an increase of 12 percent when compared with revenue of $4.2 million in the same quarter last year. Net income for the second quarter was $943,000, or $0.05 per diluted share. This is an increase of 223 percent compared with net income of $292,000, or $0.02 per diluted share, in the same period a year ago. Cash and short term investments grew to $9.1 million, from $6.2 million at the end of the first quarter, a 46 percent increase.

“By all key measures, our second quarter results are extremely impressive,” said Jim Morris, GlobalSCAPE president and CEO. “We have increased revenue, earnings, and cash, even during the economic downturn, while sustaining our strategic investments. We also extended our relationship with the U.S. Army, established additional strategic partnerships, and continued to enhance our solutions through new product releases,” Morris continued. “We are well positioned to continue executing our business plan with our market momentum, current and planned solution portfolio, leadership team, and substantial cash reserves.”

Quarterly Highlights

In April, GlobalSCAPE announced another multi-million dollar order from the U.S. Army. The $2.7 million order included new product licenses as well as 36 months of associated maintenance and support services. GlobalSCAPE previously announced substantial orders from the Army in September 2005 and May 2007. The Army has deployed GlobalSCAPE’s secure file transfer solutions since 2005 as part of the Single Army Logistics Enterprise (SALE). SALE is an Army initiative focused on upgrading the information technology that tracks personnel, equipment, munitions, and other supplies for worldwide logistics.

The Army programs within SALE deliver a fully integrated IT environment that establishes, sustains, and generates warfighting capability, including integration with the other military branches. “Army requirements for secure information exchange and interoperability are very similar to those of other military branches and federal agencies,” stated Morris. “We intend to increase our support to Army warfighters while also working with partners to pursue other similar opportunities within the Department of Defense and the broader national security community, as previously announced.”

During May, GlobalSCAPE announced a partnership with Intelligent Decisions, Inc., a $250 million IT solutions provider with headquarters in Ashburn, Virginia. Under the terms of the agreement, Intelligent Decisions will resell and integrate GlobalSCAPE’s solutions within the federal government. The partnership with Intelligent Decisions complements GlobalSCAPE’s partnership with Carahsoft Technology Corporation, announced in March 2009. “We have established partnerships with highly capable leaders in the government sector,” continued Morris. “Partnering is a great way to increase our market footprint within the government, where our growing reputation, certifications, and financial stability already have positioned us well against the competition.”

In June, GlobalSCAPE released the latest version of the Wide Area File Services (WAFS) software. WAFS now includes support for the Autodesk® Revit® Architecture construction and design application, along with broader enhancements that improve data replication performance and collaboration capabilities. Autodesk Revit Architecture is a market leading solution that provides design, construction planning, and fabrication collaboration. WAFS facilitates design collaboration across multiple offices or geographical locations by replicating data intelligently across wide area networks.

“This new WAFS software release represents more than a year of development effort,” stated Morris. “We are continuing our previously announced campaign to contact legacy WAFS customers, with offers to upgrade, while also aggressively pursuing new customers, so we potentially can leverage the Obama administration’s economic stimulus package that includes more than $80 billion in funding for infrastructure development projects.”

Conference Call Today At 4:30 p.m. ET

GlobalSCAPE management will hold a conference call today to discuss the second quarter fiscal 2009 financial results and other corporate matters at 4:30 p.m. Eastern Time/3:30 p.m. Central Time. Those wishing to join should dial 1-800-380-1061 and use Conference ID # 19367659. A live webcast of the conference call will also be available in the investor relations page of the company’s website at www.globalscape.com. A webcast replay of the conference call will be available on the Company’s website through September 12, 2009.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) solutions for securely exchanging critical information over the Internet, within an enterprise, or with business partners. Since the release of CuteFTP in 1996, GlobalSCAPE’s secure file transfer solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE’s products and services, visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties, and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2008 calendar year, filed with the Securities and Exchange Commission on March 31, 2009.

Summary Financial Data

GlobalSCAPE, Inc.

Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
OPERATING REVENUE:
Software product revenues	$3,217,803	$3,010,929	$5,164,951	$5,899,992
Maintenance and support revenues	1,527,187	1,202,137	2,820,432	2,368,893

Total revenue	4,744,990	4,213,066	7,985,383	8,268,885

OPERATING EXPENSES:
Cost of revenues	75,486	45,170	127,403	75,176
SG&A expenses	2,845,916	2,672,735	5,429,050	5,654,564
R&D expenses	689,985	785,938	1,365,177	1,329,207
Depreciation and amortization	177,832	184,626	349,871	358,645

Total operating expenses	3,789,219	3,688,469	7,271,501	7,417,592

OPERATING INCOME	955,771	524,597	713,882	851,293

Other income (expense)	(51,839)	22,726	(41,420)	53,036

INCOME BEFORE INCOME TAXES	903,932	547,323	672,462	904,329

PROVISION FOR INCOME TAXES	(39,326)	255,004	(26,354)	460,076

NET INCOME	$943,258	$292,319	698,816	444,253

Net income per common share - basic	$0.05	$0.02	$0.04	$0.03
Net income per common share - diluted	$0.05	$0.02	$0.04	$0.02
Weighted average shares outstanding:
Basic	17,232,642	17,195,802	17,230,007	17,258,901
Diluted	17,712,190	17,804,464	17,683,361	17,901,229

GlobalSCAPE, Inc.

Balance Sheet

	June 30, 2009 (Unaudited)	December 31, 2008
Assets
Cash and cash equivalents	$7,684,973	$6,318,604
Short term investments	1,405,000	—

Accounts receivable (net of allowance for doubtful accounts of $272,367 and $330,916 on June 30, 2009 and December 31, 2008, respectively)	1,836,180	2,021,293
Federal income tax receivable	—	19,244
Current deferred tax asset	163,680	—
Prepaid expenses	109,100	120,162

Total current assets	11,198,933	8,479,303

Fixed assets, net	1,845,461	1,642,776
Intangible assets, net	983,236	1,134,000
Goodwill	619,065	619,065
Deferred tax asset	—	297,183
Other assets	51,326	47,581

Total assets	$14,698,021	$12,219,908

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$298,987	$512,256
Accrued expenses	634,898	560,889
Federal income tax payable	39,091	—
Deferred revenue	3,570,754	2,755,698
Deferred compensation	—	215,858
Total current liabilities	4,543,730	4,044,701

Deferred tax liability	127,712	545,169
Other long term liabilities	1,301,995	151,497
Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	—	—
Common stock, par value $0.001 per share, 40,000,000 authorized, 17,649,752 and 17,630,952 issued at June 30, 2009 and December 31, 2008, respectively	17,650	17,631
Additional paid-in capital	10,284,588	9,737,380
Treasury stock, 403,581 shares, at cost, at June 30, 2009 and December 31, 2008	(1,451,805)	(1,451,805)
Retained deficit	(125,849)	(824,665)

Total stockholders’ equity	8,724,584	7,478,541

Total liabilities and stockholders’ equity	$14,698,021	$12,219,908